Exhibit 99.7

INSPRO TECHNOLOGIES CORPORATION

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the “Rights”) to subscribe for and purchase Units (as defined in the Prospectus) of InsPro Technologies Corporation (the “Company”) pursuant to the rights offering described in the Company’s prospectus dated __________, 2013, (the “Prospectus”), hereby certifies to the Company that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) of beneficial owners of Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s Basic Subscription Right has been exercised in full:

NUMBER OF SHARES OF OWNED ON THE RECORD DATE (INDICATE NUMBER OF COMMON AND PREFERRED)	RIGHTS EXERCISED PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION PRIVILEGE

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Provide the following information, if applicable:

Depository Trust Company (“DTC”) Participant Number

DTC Basic Subscription Confirmation Number(s)

By:
Name:
Title: